                                                                     EXHIBIT 4.4

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, EXCEPT (A) TO DAILEY INTERNATIONAL INC. (THE "COMPANY"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTES EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTES, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND U.S. TRUST COMPANY OF TEXAS, N.A., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY IF THE PROVISIONS OF SECTION 2.14(A)(I) OF THE INDENTURE ARE SATISFIED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.




                             PAGE 1 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

                                GLOBAL SECURITY
                     9 1/2% SENIOR NOTE DUE 2008, SERIES A
REGISTERED
No.  R-                                                                   U.S. $
CUSIP 23380G-AC-0

                           DAILEY INTERNATIONAL INC.
                            (a Delaware corporation)


promises to pay Cede & Co. or registered assigns the principal sum of _______________ ($____) on February 15, 2008.

                 Interest Payment Dates:   February 15 and August 15
                 Record Dates:             February 1 and August 1

 IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.


                             DAILEY INTERNATIONAL INC.


                             By:
                                -----------------------------------------------
                                                  JAMES F. FARR
                                                    President
Dated: February 13, 1998

Attest:



--------------------------------------------
             WILLIAM D. SUTTON
                 Secretary


                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: February 13, 1998

U.S. TRUST COMPANY OF TEXAS, N.A.



By:
   ----------------------------------------
Authorized Signatory





                             PAGE 2 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

1.       Interest.

                 Dailey International Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 9 1/2% per annum from February 13, 1998 until maturity. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing August 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Securities, in which case interest shall accrue from the date of authentication. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid interest on any Series A Security that is exchanged for a Series B Security pursuant to the Registration Rights Agreement shall be paid on or before the first interest payment date on the Series B Securities.

         The interest rate on the Securities is subject to increase under certain circumstances described in the Registration Rights Agreement.

         The Company shall pay interest on overdue principal of and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.       Method of Payment.

         The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the February 1 or August 1 immediately preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal of and interest on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal or interest by check payable in such money or by wire transfer of immediately available funds. If paying by check, the Company may mail such check to a Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.       Indenture and Guarantees.

         The Company issued the Securities under an Indenture dated as of February 13, 1998 (the "Indenture") among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture or on the date of any amendment thereto, to the extent required by Section 9.03 of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations





                             PAGE 3 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998
of the Company limited to $____________ aggregate principal amount in the case of Securities issued on the Issue Date. Payment on each Security is guaranteed on a senior unsecured basis, jointly and severally, by the Subsidiary
Guarantors pursuant to Article Ten of the Indenture.

5.       Optional Redemption.

         At any time or in part from time to time on and after February 15, 2003, the Company may, at its option, redeem all or any portion of the Securities at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:

         Year                       Percentage
         2003  . . . . . . . .        104.750
         2004  . . . . . . . .        103.167%
         2005  . . . . . . . .        101.583%
         2006 and thereafter          100.000%

         In addition, at any time or from time to time on or before February 15, 2001, up to 35% of the aggregate principal amount of Securities originally issued may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Proceeds of one or more Public Equity Offerings, at a price equal to 109.50% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that (i) at least 65% of the aggregate principal amount of Securities originally issued remains outstanding immediately after each such redemption and (ii) each such redemption occurs within 60 days following the closing of each such Public Equity Offering.

         In the case of any redemption of Securities, interest installments due and payable on or prior to the date of redemption will be payable to Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption. In the event of redemption or purchase of this Series A Security in part only, a new Series A Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities do not have the benefit of any sinking fund obligations.

6.       Notice of Redemption.

         Notice of redemption will be mailed to the registered address of each Holder of Securities to be redeemed at least 30 days but not more than 60 days before the redemption date. If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or by any other method considered fair and appropriate by the Trustee and, if the Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange, the Securities to be redeemed in multiples of $1,000. Securities in denominations larger than $1,000 may be redeemed in part.





                             PAGE 4 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

7.       Change of Control.

         Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the then outstanding Securities (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of a Change of Control, all of the then outstanding Securities validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

         In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of such Change of Control, mail to the Trustee and to each Holder of the Securities notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of the Securities must follow to accept the Change of Control Offer.

8.       Asset Sale Offer.

         In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase all or any portion of each Holder's Securities, at 100% of the principal amount thereof plus accrued interest, if any, to the Asset Sale Offer Purchase Date.

9.       Restrictive Covenants.

         The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of capital stock, to incur additional Indebtedness or incur encumbrances against certain property, to engage in other business activities, and to enter into certain transactions with Related Persons, all subject to certain limitations described in the Indenture.

10.      Denominations, Transfer, Exchange.

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed.

11.      Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.





                             PAGE 5 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

12.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.      Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Securities in addition to, or in place of, certificated Securities or to make any change that does not adversely affect the rights of any Holder.

15.      Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

16.      Defaults and Remedies.

         An event of default generally is: default in payment of principal on the Securities; default for 30 days in payment of interest on the Securities; failure by the Company or any Subsidiary Guarantor for 45 days after notice to comply with any of its other agreements in the Indenture; certain defaults under or acceleration prior to maturity of other indebtedness; certain final judgments against the Company or Subsidiaries; a failure of any Subsidiary Guarantee of a Material Subsidiary to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.





                             PAGE 6 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

17.      Trustee Dealings with Company.

         U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee, subject, however, to required actions on the part of the Trustee in the event it acquires any conflicting interest.

18.      No Recourse Against Others.

         A DIRECTOR, OFFICER, EMPLOYEE OR STOCKHOLDER, AS SUCH, OF THE COMPANY, ANY SUBSIDIARY GUARANTOR OR THE TRUSTEE, SHALL NOT HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY, ANY SUBSIDIARY GUARANTOR OR THE TRUSTEE, UNDER THE SECURITIES OR THE INDENTURE OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION. EACH HOLDER BY ACCEPTING A SECURITY WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR THE ISSUE OF THE SECURITIES.

19.      Authentication.

         This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

21.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Dailey International Inc., One Lawrence Center, 2507 North Frazier, Conroe, Texas 77305.

22.      Governing Law.

         THIS INDENTURE AND THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.





                             PAGE 7 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

23.      Exchange Option.

         At the option of the Holders hereof, the Series A Securities may be exchanged, pursuant to the Registration Rights Agreement, for a like aggregate principal amount of Series B Securities.





                             PAGE 8 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

                               FORM OF ASSIGNMENT

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


        ------------------------------------------------------------

        ------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  Your Signature:
                                                  ------------------------------
                                                  (Sign exactly as your name
                                                   appears on the Security)

Date:
     ---------------------

Signature Guarantee:
                    ----------------------------------------

                       OPTION TO HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, check the appropriate box:

                          Section 4.12     [  ]
                          Section 4.17     [  ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 4.12 or 4.17 of the Indenture, state the amount (in integral multiples of $1,000):

$
 -------------------------

Date:                                  Signature:
     ---------------------                       -------------------------------
                                                 (Sign exactly as your name
                                                  appears on the Security)

Signature Guarantee:
                    ----------------------------------------





                             PAGE 9 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998

                              SUBSIDIARY GUARANTEE

         Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed, and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have unconditionally guaranteed (a) the due and punctual payment of the principal of, premium (if any) and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

         NO STOCKHOLDER, OFFICER, DIRECTOR OR INCORPORATOR, AS SUCH, PAST, PRESENT OR FUTURE, OF THE SUBSIDIARY GUARANTORS SHALL HAVE ANY PERSONAL LIABILITY UNDER THIS SUBSIDIARY GUARANTEE BY REASON OF HIS OR ITS STATUS AS SUCH STOCKHOLDER, OFFICER, DIRECTOR OR INCORPORATOR.

         This Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Dailey Energy Services, Inc.                        Dailey Environmental Remediation Technologies, Inc.

By:                                                 By:
   ---------------------------------------------       ------------------------------------------------------------------
          James F. Farr, President                              James F. Farr, President

Dailey International Sales Corporation              Dailey Worldwide Services, Corp.

By:                                                 By:
   ---------------------------------------------       ------------------------------------------------------------------
          James F. Farr, President                              James F. Farr, President

Columbia Petroleum Services Corp.                   Air Drilling International, Inc.

By:                                                 By:
   ---------------------------------------------       ------------------------------------------------------------------
          James F. Farr, President                           David T. Tighe, Vice President

International Petroleum Services, Inc.              Air Drilling Services, Inc.

By:                                                 By:
   ---------------------------------------------       ------------------------------------------------------------------
          James F. Farr, President                           David T. Tighe, Vice President





                             PAGE 10 OF 10 PAGES
GLOBAL SECURITY: R-2
ISSUER: Dailey International Inc.                  ISSUE DATE: February 13, 1998